UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

Communications Sales & Leasing, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, AR	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 748-4491

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On June 9, 2016, Communications Sales & Leasing, Inc. (“CS&L” or the “Company”) and CSL Capital, LLC (the “Co-Issuer” and, together with CS&L, the “Issuers”) announced the launch and pricing of an offering of $150 million aggregate principal amount of 6.00% senior secured notes (the “Notes”). The Notes will be issued as an add-on to the Issuers’ existing 6.00% Senior Secured Notes due 2023.

The Notes are being offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act.

The foregoing is qualified by reference to the press releases that are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K, including the press releases filed as Exhibits 99.1 and 99.2, does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release announcing launch of Notes offering, dated June 9, 2016

99.2	Press Release announcing pricing of Notes offering, dated June 9, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNICATIONS SALES & LEASING, INC.

	By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Corporate Secretary

Date: June 9, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release announcing launch of Notes offering, dated June 9, 2016

99.2	Press Release announcing pricing of Notes offering, dated June 9, 2016